Exhibit 10.10

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN OR ELECTRONIC REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 829 S ADAMS ST, VERSAILLES, IN 47042.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $55,555.55	Issue Date: December 19, 2022
Purchase Price: $50,000
Original Issue Discount: $5,555.55

UNSECURED CONVERTIBLE PROMISSORY NOTE

For value received, Neuraxis, Inc., a Delaware corporation (“Neuraxis” or the “Borrower”), hereby promises to pay to the order of Todd Maxwell, or registered assigns (the “Holder”) the principal sum of Fifty-Five Thousand, Five Hundred Fifty Five and 55/100 Dollars ($55,555.55) (the “Principal Amount”), together with interest on the Principal Amount, on the dates set forth below or upon acceleration or otherwise, as set forth herein (or as may be amended, extended, renewed and refinanced, collectively, this “Note”). The “Interest Rate” shall accrue at a rate equal to twelve percent (12%) per annum.

The consideration to the Borrower for this Note is Fifty Thousand and 00/100 Dollars ($50,000) (the “Consideration”) to be paid upon the issuance of this Note by Holder (the “Closing”).

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The maturity date (“Maturity Date”) shall be the earlier of (i) twelve (12) months from the Issue Date or (ii) the date upon which the Borrower completes a Registered Public Offering of shares of the Company. The principal sum, as well as interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I. Subject to Section 5.7, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear interest at the lesser of the rate of fifteen percent (15%) per annum or the maximum legal amount permitted by law (“Default Interest Rate”), from the due date thereof until the same is paid in full, including following the entry of a judgment in favor of Holder (“Default Interest”).

Except as provided for in Section 1.2, all payments of principal and interest due hereunder (to the extent not converted into Borrower’s common stock (the “Common Shares”)) shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder or the legal holder or holders of the Note may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of ten percent (10%) of the Principal Amount (the “OID”), to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be computed as follows: the Principal Amount minus the OID.

This Note is issued by the Borrower to the Holder pursuant to the terms of that certain Securities Purchase Agreement even date herewith (the “Purchase Agreement”), terms of which are incorporated by reference and made part of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement. As used herein, the term “Trading Day” means any day that the Common Shares are listed for trading or quotation on the OTC, or any other exchanges or electronic quotation systems on which the Common Shares are then traded.

This Note is a general unsecured obligation of the Company. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Common Shares

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In addition to the terms above, the following terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1 Principal Payments. The Principal Amount and any accrued interest thereon shall be due and payable on the Maturity Date.

1.2 PIK Interest. At the option of the Borrower, the Borrower may, upon not less than five Business Days’ written notice to the Lead Investor prior to the date on which interest is due (the “Interest Date”), pay such interest (i) in kind or (ii) partly in cash and partly as interest paid in kind (“PIK Interest”). PIK Interest shall be capitalized, compounded and added to the unpaid principal amount of the Note on the Interest Date. Amounts representing the PIK Interest shall be treated as Principal Amount for purposes of this Note. The obligation of the Borrower to pay all such PIK Interest so added shall be automatically evidenced by the Note issued to the Holder (without modification or reissuance thereof).

1.3 Other Payment Obligations. All payments, fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Right. The Holder shall have the right at any time on or after the Maturity Date, at the Holder’s option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable Common Shares of Borrower or other securities into which such Common Shares shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Common Shares beneficially owned by the Holder and its affiliates (other than Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of Common Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in a form reasonably acceptable to Borrower (the “Notice of Conversion”), delivered to Borrower by the Holder in accordance with Section 2.4; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of: (1) the principal amount of this Note to be converted in such conversion; plus (2) accrued and unpaid interest.

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2.2 Conversion Price.

(a) Conversion Price. The Conversion Price shall be the higher of (i) $4.72 or (ii) the price per share of Common Shares issued pursuant to the next registered public offering of shares of the Company made prior to the conversion of any portion of this Note.

(b) Fixed Conversion Price Adjustments.

(1) Common Share Distributions and Splits. If Borrower, at any time while this Note is outstanding: subdivides outstanding Common Shares into a larger (or smaller) number of shares, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of Borrower) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event.

(2) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower effects any merger or consolidation of Borrower with or into another person, (ii) Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Borrower effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Common Share (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 Common Share in such Fundamental Transaction, and Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

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2.3 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Shares a sufficient number of shares, to provide for the issuance of Common Shares upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of Common Shares into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split.

2.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time on or subsequent to the Maturity Date, by (A) submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 7:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

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(d) Delivery of Common Shares Upon Conversion. Upon receipt by Borrower from the Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, Borrower shall issue and deliver to or cause to be issued and delivered to or upon the order of the Holder certificates for Common Shares issuable upon such conversion by the end of the next business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Shares. Upon receipt by Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Borrower before 7:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Shares by Electronic Transfer. If the shares of the Company are publicly traded, in lieu of delivering physical certificates representing the Common Shares issuable upon conversion, provided Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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2.5 Concerning the Common Shares. The Common Shares issuable upon conversion of this Note may not be sold or transferred except in accordance with the Certificate of Incorporation and any applicable shareholders’ agreement of the Borrower then in place and unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an accredited investor (as defined in Rule 501(a) of the 1933 Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Act, which opinion shall be accepted by Borrower (which acceptance shall be subject to and conditioned on any requirements, if any, of its transfer agent, the exchange on which Borrower is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected or (ii) in the case of the Common Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into Common Shares and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Shares prior to the thirtieth (30th) day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for Borrower’s failure to convert this Note.

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ARTICLE III. CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1 Use of Proceeds. Borrower agrees to use the proceeds of this Note solely for the following purposes: (i) to pursue an underwritten public offering of the Common Shares, (ii) to pursue acquisitions, (iii) for the payment of accounts payable, (iv) for the payment of employee salaries, and (v) for general working capital.

3.2 Registration Rights. Borrower shall be required to register the Registrable Securities owned by the Holder, if requested by the Holder, pursuant to Section 5.3 of the Purchase Agreement. As used herein, Registrable Securities shall mean the shares issuable upon Conversion of the Note.

ARTICLE IV. EVENTS OF DEFAULT

4.1 It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note and upon written demand from the Holder, whether at maturity, upon acceleration or otherwise. A thirty (30) day cure period shall apply for failure to make a payment when due.

4.1.2 Failure to Reserve Shares. (a) Borrower fails to reserve a sufficient amount of Common Shares as required under the terms of this Note (including the requirements of Section 2.3), fails to issue Common Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) Common Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Shares to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for thirty (30) days after the Holder shall have delivered a Notice of Conversion.

4.1.3 Breach of Covenants. Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Purchase Agreement (together, the “Transaction Documents”) and breach continues for a period of thirty (30) days after Holder provides written notice to Borrower of such breach.

4.1.4 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.1.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a sixty (60) day cure period in which to have such involuntary proceedings dismissed.

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4.1.6 Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.1.7 Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Purchase Agreement.

4.1.8 Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by the Holder, exclusive of the execution of the Transaction Documents or the transactions and acts contemplated herein.

4.2 Remedies Upon Default.

(a) Upon the occurrence of any Event of Default specified in this Article IV, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue on all amounts due under this Note at the Default Interest rate until payment in full of such amounts, including following the entry of a judgment in favor of Holder; and (ii) this Note shall become immediately due and payable upon written demand of Holder, and the Borrower shall pay to the Holder, an amount equal to the Principal Amount then outstanding plus accrued and unpaid interest through the date of the Event of Default, and Default Interest through the date of full repayment. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Notwithstanding the foregoing, the rights of the Holder solely with respect to the acceleration remedy described above in Section in 4.2(a)(ii), shall be waived upon the curing of any Event of Default.

ARTICLE V. MISCELLANEOUS

5.1 Failure or Indulgence Waiver. Failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Neuraxis, Inc.

829 S Adams St

Versailles, IN 47042

Attn: Brian Carrico

e-mail: bcarrico@neuraxis.com

Cc: jhollingsworth@btlaw.com

Cc: jlucosky@lucbro.com

If to the Holder:

Todd Maxwell

36851 Lansbury Lane

Farmington, MI 48335

Attn: Todd Maxwell

e-mail: trmaxwell12@gmail.com

5.3 mendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

5.5 Withholding Tax. In the event that there is any withholding tax due on any obligation of the Borrower, the obligation to pay such withholding tax shall be divided equally by Borrower and Holder, and Borrower may deduct half of any such withholding tax from amounts due to Holder upon providing Holder a confirmation of such withholding tax payment.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Party IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

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5.7 Prepayment. Unless an Event of Default shall occur, Borrower shall have the right at any time, upon thirty (30) days’ notice to the Holder (the “Prepayment Notice”), to prepay the Note by making a payment to Lender equal to 100% multiplied by the sum of (i) the outstanding Principal Amount, (ii) all accrued and unpaid interest, and (iii) any other amounts due under the Note (the “Prepayment Amount”). The Prepayment Notice must be received by Holder no later than thirty (30) days prior to the date that Borrower proposes to remit the Prepayment Amount.

5.8 Usury. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.9 Opportunity to Consult with Counsel. Each party represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its respective counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. Each party further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

5.10 Integration. This Note, along with the other Transaction Documents, constitute the entire agreement between the Parties and supersedes all prior negotiations, discussions, representations, or proposals, whether oral or written, unless expressly incorporated herein, related to the subject matter of the Agreement. Unless expressly provided otherwise herein, this Note may not be modified unless in writing signed by the duly authorized representatives of the Borrower and the Holder. If any provision or part thereof is found to be invalid, the remaining provisions will remain in full force and effect.

[signature page to follow]

UNSECURED CONVERTIBLE NOTE	PAGE 11

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the date first written above.

Neuraxis, Inc.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO UNSECURED CONVERTIBLE NOTE